Exhibit 99.1

Press Release

DS Healthcare Calls For Federal Government to Take Action to Protect Shareholders

Published: Apr 3, 2016 9:30 p.m. ET

Terminated President Violated Federal Securities Laws and Unlawfully Seized Control of the Company; Chief Financial Officer Steps Down

POMPANO BEACH, Fla., Apr 03, 2016 (BUSINESS WIRE) -- The board and management of DS Healthcare Group (“DS Healthcare” or “the Company”) calling for Federal Government to take action to protect shareholders after the former President of the Company, who was terminated for cause, violated Federal securities laws and unlawfully seized control of the Company.

The Company responded today to a series of press releases distributed by Accesswire and GlobeNewswire by Daniel Khesin, after the Board learned that he, among other things, had engaged self-dealing and acting against his fiduciary responsibilities as an officer of the Company

On March 17, 2016, the independent members of the Board of Directors, consisting of all of the members of the Board other than Daniel Khesin, among other things, unanimously terminated Mr. Khesin as President of the Company for cause.

Such action was based on documentary evidence obtained by the audit committee and through a series of employee interviews conducted by a third party, investigative team. Action for termination for cause was provided at the recommendation of independent legal counsel that specializes in SEC investigative work, which had been engaged by the audit committee, that demonstrated that Mr. Khesin engaged in a series of questionable stock transactions without board authorization, engaged in self-dealing and potentially engaged in transactions designed to artificially inflate the price of DSKX common stock. Evidence was disclosed to The U.S. Securities and Exchange Commission (“SEC”), which has requested more information and documents from the Company and has requested that all evidence be preserved at this time. In addition to the evidence disclosed to the SEC, the board also determined that there were other significant findings and documentation that demonstrated that Mr. Khesin acted against his fiduciary responsibilities as an officer of the company.

Both prior and subsequent to his dismissal, Mr. Khesin engaged in totally inappropriate conduct, including an illegal campaign of self-help, additional violations of the federal securities laws, as well as intimidation and defamation against Board members, management and outside professionals.

The Company noted that in what appears to be an aggressive and harmful attempt to impair the health of the Company and all associates, Mr. Kehsin’s recent actions included the following:

•

On March 31, 2016 Mr. Khesin advised the Company and filed a press release, announcing that he had solicited and obtained so-called “voting agreements,” allegedly from individuals who, together with him, own a majority of the outstanding common stock of the Company. Mr. Khesin claimed that these voting agreements authorized him to vote their shares and that he did so to dismiss the entire Board of Directors. Mr. Khesin claimed that he would be selecting a new Board as the majority shareholder. Mr. Khesin took these actions in order to forcibly take over the Company. But in taking this action, Mr. Khesin violated federal securities law. First, he failed to comply with Rule 14A of the Securities Exchange Act, which required full disclosure of all of the relevant facts and circumstances (including the alleged basis for his removal from the Company). By failing to comply with federal disclosure law, the so called “voting agreements” that Mr. Khesin relied upon to claim majority ownership of the company shares were invalid;

•

Mr. Khesin violated federal securities law by failing to properly notice and conduct a shareholder’s meeting prior to his purported action to terminate the Board. Pursuant to Section 14f of the Securities Exchange Act, Mr. Khesin was required to either notice and conduct a shareholder’s meeting or, in the alternative, file an information statement with the SEC and only after the expiration of 10 days after the filing of a proper statement, could action be taken without a shareholder’s meeting to change the majority of the composition of the Board. Mr. Khesin and his counsel have been placed on notice of their violation of federal securities law and of the fact that the Board has not been terminated nor does he have the right to install a new Board at this time. These events have also been reported to the SEC.

•

During the afternoon of March 31, 2016, Mr. Khesin instructed the Company’s IT consultant to lock access to Company’s file server for Ms. Barch-Niles and Mark Brockelman, Chief Financial Officer. In addition, Mr. Khesin, without any authorization, broke into their emails. Mr. Khesin and his consultant took these actions even after Mr. Khesin confirmed that no action had been taken to terminate management. Thus, Mr. Khesin interfered with management’s ability to perform its functions at a most critical time. Despite repeated demands that management be given full access to the computer network so that they can perform their work, Mr. Khesin has refused to give up his total and exclusive control of the Company’s information system.

•

After seizing control of the Company’s information system, Mr. Khesin began searching for, taking and using highly confidential and privileged emails and other documents to continue his attack on the Board, and its outside advisers. Mr. Khesin conducted a meeting of the employees of the Company on April 1, 2016, at which time he referred to the allegations made against him and the evidence that he had seen. He claimed the allegations were false. However, to date, he has refused to subject himself to an interview under oath to explain his conduct and he has failed to report his actions to the SEC. Instead, he has hidden behind his campaign of sending out false emails and press releases;

•

On April 2, 2016, Mr. Khesin issued a press release that defamed the head of the Company’s audit committee and Chief Executive Officer. After hacking the Company’s email, Mr. Khesin used a privileged and confidential email from outside counsel which had included a preliminary suggestion of future actions from one of the independent legal advisors of the Company that could be submitted to the shareholders for approval of incentive compensation in light of the work that would be required to repair the serious damage caused to the Company by Mr. Khesin’s illegal conduct. Mr. Khesin falsely characterized counsel’s preliminary suggestion as some type of “conspiracy” to issue substantial shares of Company stock. Indeed, counsel’s, preliminary suggestion was never pursued or even verbally discussed nor was it presented to the board or shareholders in any form or fashion. However, Mr. Khesin made no effort to inquire about the suggestion; rather he decided that it would be in his best interest to publish a false and misleading press release clearly designed to obtain support for his ongoing improper activities. It is also well noted that Management already has been promised substantial shares over a four year period that are publicly recorded in their employment agreements that Mr. Khesin himself signed on behalf of the Company. It is also noted that share issuances duly owed and earned have not been issued to management, however properly accrued, because the Company’s total focus has been on how to protect the Company and its shareholders from the serious damages caused by Mr. Khesin. As part of the Company’s annual and ongoing process, outside counsel, the Board and Management will continue to review and revisit all incentive and benefit packages for management and all associates. For example, after substantial work and research, the Company employed a new benefit package for all associates based on the annual required insurance renewal dates.

The Company further reports that on April 2, 2016, Mark Brockelman has tendered his resignation as the Company’s Chief Financial Officer. That event will be separately disclosed in a Form 8-K.

The Company, through its independent counsel, has requested an immediate meeting with the SEC so that the federal regulators fully understand the illegality of Mr. Khesin’s actions and the need for the federal government to take action to protect the shareholders.

The Company also intends to file an action in U.S. District Court to, among other things, restrain Mr. Khesin from continuing his unauthorized conduct pending the results of the SEC’s investigation.

About DS Healthcare Group

DS Healthcare Group Inc. is engaged in the development of biotechnology for topical therapies. It markets through online channels, specialty retailers, distributors, pharmacies, and salons. Its research has led to a highly innovative portfolio of personal care products and additional innovations in pharmaceutical projects. For more information on DS Health Group's flagship brand, visit www.dslaboratories.com

Forward-looking statements

Except for statements of historical fact, the matters discussed in this press release are forward-looking and made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. "Forward-looking statements" describe future expectations, plans, results, or strategies, and are generally preceded by words such as "future," "plan" or "planned," "expects," or "projected." These forward-looking statements reflect numerous assumptions and involve a variety of risks and uncertainties, many of which are beyond the company's control that may cause actual results to differ materially from stated expectations. These risk factors include, among others, limited operating history, difficulty in developing and marketing products, intense competition, and additional risks factors as discussed in reports filed by the company with the Securities and Exchange Commission, which are available at www.sec.gov

View source version on businesswire.com:
http://www.businesswire.com/news/home/20160403005058/en/

SOURCE: DS Healthcare Group Inc.

For DS Healthcare Group Inc.
ICR
Phil Denning, Anton Nicholas, Alecia Pulman
203-682-8200
Phil.Denning@icrinc.com
Anton.Nicholas@icrinc.com
Alecia.Pulman@icrinc.com

Copyright Business Wire 2016